EXHIBIT 10.2


                                                                  EXECUTION COPY



                   ASSET TRUST EXPENSE REIMBURSEMENT AGREEMENT

     THIS ASSET TRUST EXPENSE REIMBURSEMENT AGREEMENT (this "Agreement"), dated as of December 10, 2004, is between XL Financial Assurance Ltd., a Bermuda exempted company ("XLFA"), and Twin Reefs Asset Trust, a Delaware statutory trust (the "Asset Trust"). Capitalized terms used but not defined in this Agreement have the meaning ascribed to them in the Amended and Restated Declaration of Trust (the "Asset Trust Declaration"), dated as of December 10, 2004, by and among UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Depositors, The Bank of New York (Delaware), as Trustee and Delaware Trustee, GSS Holdings II, Inc., as Tax Matters Partner (the "Tax Matters Partner") and XLFA, creating the Asset Trust, as such Asset Trust Declaration may be amended and restated from time to time.

     WHEREAS, XLFA and the Asset Trust have entered into a Put Option Agreement (the "Put Option Agreement"), dated as of December 10, 2004;

     WHEREAS, the Asset Trust is willing to enter into the Put Option Agreement only if XLFA executes and delivers an Expense Reimbursement Agreement substantially in the form hereof;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Asset Trust and XLFA agree as follows:

                                   ARTICLE 1

     SECTION 1.01. Reimbursement. Subject to the terms and conditions set forth herein, XLFA hereby irrevocably and unconditionally agrees to reimburse the Asset Trust for the Expenses (as defined below) of the Asset Trust. Payment of such reimbursement with regard to Expenses in any Distribution Period shall be due not later than 12:00 P.M., New York City time, on the Collection Date falling in such Distribution Period (other than any date on which the Asset Trust is liquidated). XLFA shall not be obligated to reimburse the Asset Trust for any cost, claim, expense, damage, liability or disbursement except as expressly set forth in this Agreement or in the Put Option Agreement.

     As used herein, "Expenses" means a portion of any and all reasonable expenses of the Asset Trust, including without limitation (x) the Trustee's Ordinary Fees and Expenses payable by the Asset Trust pursuant to the Asset Trust Declaration, (y) the Tax Matters Partner's fees and expenses payable by the Asset Trust pursuant to the Tax Matters Partner Agreement and (z) all expenses of the Pass-Through Trust, which are reimbursable by the Asset Trust pursuant to the Pass-Through Trust Expense Reimbursement Agreement, determined in each case by multiplying the full amount of such fees and expenses by a fraction, the numerator of which is the aggregate liquidation preference of all the Series B Preferred Shares outstanding as of such Collection Date, and the denominator of which is the aggregate outstanding Face Amount of the Asset Trust Securities on such Collection Date. The terms "Face Amount", "Asset Trust


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Securities" and "Collection Date" have the meanings assigned to them in the
Asset Trust Declaration.

     Notwithstanding the foregoing, in the event of a bankruptcy, insolvency, liquidation, winding-up, receivership or conservation of XLFA, neither the Trustee, the Tax Matters Partner, the Pass-Through Trust nor the Asset Trustee shall have any claim against XLFA for any amounts due under this Agreement.

     SECTION 1.02. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which the Put Option Agreement is terminated and the Asset Trust holds no Series B Preferred Shares and (b) the date on which there are no amounts due and payable to the Asset Trust in accordance with the terms of this Agreement. Except as provided in the preceding sentence, this Agreement is continuing, irrevocable, unconditional and absolute.

     SECTION 1.03. Waiver of Notice. XLFA hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands, except as expressly provided herein.

     SECTION 1.04. No Impairment. Except as provided in the last paragraph of
Section 1.01, the obligations, covenants, agreements and duties of XLFA under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the extension of time for the payment of all or any portion of the Expenses or for the performance of any other obligation under, arising out of, or in connection with, the Expenses; and

          (b) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Asset Trust or any of the assets of the Asset Trust.

     SECTION 1.05. Subrogation. XLFA waives all rights of subrogation to any rights of the Asset Trust in respect of any amounts paid to any person by XLFA under this Agreement.

                                   ARTICLE 2

     SECTION 2.01. Binding Effect. This Agreement shall bind the successors, assigns, receivers, trustees and representatives of XLFA and shall inure to the benefit of those persons to whom Expenses are due and payable by the Asset Trust.

     SECTION 2.02. Amendments. So long as there remain any Asset Trust Securities outstanding, this Agreement shall not be modified or amended without the consent of a Majority in Face Amount of Asset Trust Securities; provided, however, that Section 2.05 may not be



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amended without the consent of the Trustee and Section 2.06 may not be amended without the consent of the Trustee, the Tax Matters Partner or the Pass-Through Trust, as applicable.

     Notwithstanding the preceding paragraph of this Section 2.02, this Agreement may be modified or amended without the consent of a Majority in Face Amount of Asset Trust Securities

          (a) to cure any ambiguity; or

          (b) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision of this Agreement;

provided, however, that any such modification or amendment made pursuant to (a) or (b) of this Section 2.02 shall be void if such modification or amendment adversely affects any Holder.

     SECTION 2.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed).

                  If to the Asset Trust, to:

                  Twin Reefs Asset Trust
                  c/o The Bank of New York (Delaware)
                  White Clay Center Route 273
                  Newark, Delaware 19711
                  Attn: Corporate Trust Administration
                  Facsimile: (302) 283-8279

                  With a copy to:

                  The Bank of New York
                  101 Barclay Street - 8 East
                  New York, New York 10286
                  Attn:  Dealing and Trading Group
                  Facsimile: (212) 815-2830

                  If to XLFA, to:

                  XL Financial Assurance Ltd.
                  XL House
                  One Bermudiana Road
                  Hamilton HM11
                  Bermuda
                  Attn: Kirstin Romann Gould
                  Facsimile: 441-295-2840



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     SECTION 2.04. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 2.05. Jurisdiction. Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York in respect of any action or proceeding arising out of or in connection with this Agreement ("Proceedings"). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such Proceedings in the courts of the State of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Asset Trust and XLFA agrees that it shall at all times have an authorized agent in the State of New York upon whom process may be served in connection with any Proceedings, and each of the Asset Trust and XLFA hereby authorizes and appoints CT Corporation System to accept service of all legal process arising out of or connected with this Agreement in the State of New York and service on such person shall be deemed to be service on the Asset Trust or XLFA, as the case may be. If for any reason such person shall cease to act as agent for the service of process, each of the Asset Trust and XLFA shall promptly appoint another such agent, and shall forthwith notify the other of such appointment. The submission to jurisdiction reflected in this paragraph shall not (and shall not be construed so as to) limit the right of any person to take Proceedings in any court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

     SECTION 2.06. Limitation of Liability. It is expressly understood that (i) this Agreement is executed and delivered by The Bank of New York (Delaware), not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it under the Asset Trust Declaration, (ii) each of the representations, undertakings and agreements herein made on the part of the Asset Trust is made and intended not as personal representations, undertakings and agreements by The Bank of New York (Delaware), but is made and intended for the purpose of binding only the Asset Trust and (iii) under no circumstances shall The Bank of New York (Delaware), be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Asset Trust under this Agreement or any other related document.

     SECTION 2.07. Third-Party Beneficiary. Each of the Trustee, the Tax Matters Partner and the Pass-Through Trust is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

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     This Agreement is executed as of the day and year first above written.


                             TWIN REEFS ASSET TRUST

                             By:   The Bank of New York (Delaware), not in
                                   its individual capacity but solely as Trustee


                             By:   /s/ Kristine K. Gullo
                                   ------------------------------
                                   Name: Kristine K. Gullo
                                   Title: Asst. Vice President



                             XL FINANCIAL ASSURANCE LTD.



                             By:  /s/ Michael E. Rego
                                  --------------------------------
                                  Name: Michael E. Rego
                                  Title: Deputy Chairman &
                                         Chief Operating Officer